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Exhibit 99.1

News Release

May 20, 2004

Contacts
Investors: Rick Balderrama (720) 558-4474 Investor.relations@mcdata.com	Media: Kathleen Sullivan (720) 558-4435; cell: (720) 480-5501 press.releases@mcdata.com

McDATA Announces First-Quarter 2004 Results

Company achieves EPS guidance and positive cash flow

        BROOMFIELD, Colo.—May 20, 2004—McDATA® Corporation (NASDAQ: MCDTA/MCDT) today reported results for the first quarter that ended April 30, 2004. Revenue totaled $97.2 million, a decline of 5.8 percent compared to 2003 first quarter revenue of $103.2 million.

        The GAAP net loss for the first quarter of 2004 was $(9.8) million, or $(0.09) per diluted share, compared to first-quarter 2003 net income of $5.3 million, or $0.05 per diluted share. On a non-GAAP basis, net income for the first quarter of 2004 totaled $1.1 million, or $0.01 per diluted share, compared to first-quarter 2003 non-GAAP net income of $6.7 million, or $0.06 per diluted share. McDATA's non-GAAP results exclude charges related to the amortization of deferred compensation and purchased intangible assets. In addition, the company recorded a restructuring charge related to a facility closure, and its share of the operating loss associated with McDATA's investment in Aarohi, both of which were excluded for the purposes of the non-GAAP results.

        The non-GAAP results are a supplement to financial statements based on generally accepted accounting principles (GAAP). McDATA believes this presentation provides investors with additional insight into underlying operating results and business trends. A reconciliation of GAAP and non-GAAP net income is provided in the financial statements attached to this news release.

        "McDATA achieved first-quarter earnings per share (EPS) in line with expectations and our seventh consecutive quarter of positive cash flow through disciplined control of expenses and a continued focus on profitability," said John Kelley, McDATA's CEO and chairman of the board. "McDATA continues to be well-positioned in a growing data networking market, with a strong installed base, continued financial strength and leading technology that delivers the network flexibility, reliability and security the market demands. Announcements of our next generation switch-on-a-chip technology and the addition of McDATA's Eclipse 1620 SAN routing switch to EMC's Connectrix family are recent examples of McDATA's best-of-breed solutions which create value and lower the total cost of ownership for both first-time and enterprise-class data networking customers."

First-Quarter Details

        McDATA's revenue from products totaled $79.3 million in the first quarter, representing a 16 percent decline sequentially from a very strong fourth quarter of 2003. Year-over-year revenue declined 13 percent, though the number of ports sold increased four percent. Revenue from software and professional services was $12.1 million, a decline of 14 percent sequentially, but up 44 percent compared to the first quarter of 2003. Other revenue was $5.8 million, up 12 percent sequentially and 71 percent year-over-year.

        On a channel basis, McDATA's largest customer, EMC, represented 45 percent of total revenue in the 2004 first quarter, down from 47 percent in the 2003 fourth quarter; IBM accounted for 25 percent, down from 29 percent in the fourth quarter, but up from 17 percent in the first quarter of 2003; and other OEMs, resellers, systems integrators, and the ESCON service fee continued to account for an increasing percentage of revenue with a record 30 percent of our total, compared to 24 percent in the prior quarter.

        The factors affecting revenue for the first quarter included delayed new product distribution agreements, slower-than-expected ramp-up for high-volume channels, continued lengthened sales cycle times on high-end purchase decisions, and seasonality.

        Reported gross margin was 56.3 percent in the 2004 first quarter, compared to 56.8 percent in the first quarter of 2003. Non-GAAP gross margin was 56.4 percent, basically unchanged from the year-ago first-quarter level and down slightly from the fourth quarter of 2003. Non-GAAP gross margins exclude charges related to amortization of deferred compensation and inventory-related charges.

        Non-GAAP operating expenses were down approximately 10 percent sequentially at $54.2 million, driven primarily by effective management of staffing requirements, overall expense management and lower variable compensation. As previously mentioned, McDATA's non-GAAP results exclude charges for the amortization of deferred compensation, purchased intangible assets, and a facility closure charge. GAAP operating expenses were $64.6 million, down from $73 million in the fourth quarter of 2003, driven by the same factors affecting the change in non-GAAP expenses as well as by lower deferred compensation and restructuring charges.

        McDATA generated approximately $5.5 million of operating cash flow in the first quarter. This is the seventh consecutive quarter of positive operating cash flow. Capital expenditures for the quarter were $4.4 million, and cash and marketable securities totaled $318 million as of April 30, 2004.

        "End-user interest in storage area networks continue to grow, especially as it relates to business continuance and disaster recovery," continued Mr. Kelley. "However, the competitive dynamics, and caution with respect to business investment thus far in 2004 are resulting in continued lengthened sales cycle times on high-end purchase decisions, where McDATA leads in market position, technology and solutions. We expect our business to improve as both the economy and the year progress. In the meantime, we are focused on implementing our new product roadmap, as planned, as well as on driving profitability."

Key First-Quarter Accomplishments

        In the first quarter, McDATA continued to strengthen its leading position in the growing SAN market with product and partner announcements, geographic expansion and progress on its new product roadmap.

  •
  McDATA announced its next generation switch-on-a-chip for the current family of four- to 24-port Sphereon 4000-series switches. The new evolution in silicon will significantly lower the total cost of ownership for both first-time and enterprise-class storage networking customers.

  •
  McDATA continued to execute on a broader base of sales channels, and announced that StorageTek will make McDATA's Sphereon 4300 Fabric Switch available to its worldwide customers. The switch provides small to large enterprises cost-effective access to simplified connectivity. Additionally, McDATA also announced that IBM would offer the Sphereon 4300 through its high volume channels.

  •
  McDATA continued to execute on it plans for continued geographic diversification, with international revenues representing approximately 38 percent of total revenue in the first quarter of 2004 up from approximately 29 percent in the first quarter of 2003.

  •
  McDATA demonstrated the benefits of its upcoming intelligent switch platform, with a successful demonstration at Storage Networking World of volume management, snapshot, mirroring, data replication and migration solutions. McDATA partnered with StoreAge Networking Technologies for the demonstration.

        Additionally, after the quarter ended, McDATA announced:

  •
  The multi-protocol Eclipse 1620 SAN routing switch was added to EMC's Connectrix family of directors and switches.

Outlook

        McDATA anticipates revenue in a range of $92 to $100 million for the second quarter ending July 31, 2004. Fully diluted non-GAAP EPS for the second quarter are expected to be in a range of $(0.02) to breakeven, excluding anticipated deferred compensation charges, amortization charges related to purchased intangible assets and McDATA's share of the estimated operating loss associated with its investment in Aarohi. GAAP EPS, which include these charges, are expected to be approximately $0.08 lower than the company's non-GAAP EPS, based on an approximately zero percent GAAP tax rate. This outlook excludes future acquisitions, asset impairments, restructurings or other unanticipated events, which may or may not be significant.

        "McDATA's strong installed base, product portfolio and solutions, based on more than 22 years of storage networking leadership and expertise, continue to add value to customers, which is reflected in our continued strong win rates," stated Mr. Kelley. "We are continuing to focus on driving value to our end-customers, while maintaining focus on profitability."

        McDATA will hold a conference call to discuss first quarter results on May 20, 2004, at 3:00 p.m. MT. The conference call will be simultaneously webcast on the company's website. The webcast presentation will include slides containing additional detailed information of interest to investors.

###

About McDATA (www.mcdata.com)

        McDATA (Nasdaq: MCDTA/MCDT) is the expert provider of Multi-Capable Storage Networking Solutions™—hardware, software and services—that enable partners and customers around the world to reduce the total cost of storage management today, and be ready to adapt to the real-time information demands of tomorrow. Entrenched in over 8,000 data centers worldwide, McDATA solutions are at the heart of more than 80 percent of Fortune 100 storage network data centers, powering the latest e-business applications, customer databases, financial traffic and other mission-critical data. Customers leverage McDATA's multi-capable solutions to realize immediate cost savings, reduce their investment risk, ensure the continuity of their operations and adapt to changing business requirements.

Forward-Looking Statements

        This press release contains statements about expected future events that are forward-looking and subject to risks and uncertainties. Readers are urged to consider statements that include the terms "believes", "belief", "expects", "plans", "objectives", "estimates", "anticipates", "intends", "targets", or the like to be uncertain and forward-looking. Factors that could cause actual results to differ materially from expectations include: changes in our relationship with EMC Corporation, or EMC, International Business Machines Corporation, or IBM, and Hitachi Data Systems, or HDS, and the level, timing and terms of their orders; our ability to successfully increase sales of McDATA's multi-protocol network switches and management software, and to diversify our revenue base; the impact of a highly competitive market that is expected to lead to longer sales cycles and continued pricing pressures; additional manufacturing and component costs and production delays that we may experience as we continue the transition to new products; a loss of any of our key customers (and our OEMs' key customers), distributors, resellers or our manufacturers; our ability to expand our product offerings and any transition to new products (including higher port density products and Multi-protocol and intelligent products); any change in business conditions, our business and sales strategy or product development plans, and our ability to attract and retain highly skilled individuals; competition in the Multi-protocol (Fibre Channel and IP) network market (including competitive pricing pressures and product give-aways) by our competitors, including but not limited to, Brocade Communication Systems, Inc., or Brocade, QLogic Corp, or QLogic., Computer Network Technology Corporation, or CNT, Cisco Systems, Inc., or Cisco, and other IP and Multi-protocol switch suppliers; delays and changes in the development of new products and new technology and component quality and availability; any industry or technology changes that cause obsolescence of our products or components of those products; and one-time events and other important risks and factors disclosed previously and from time to time in our filings with the U.S. Securities and Exchange Commission, or SEC, including the risk factors discussed in this Quarterly Report. These cautionary statements by us should not be construed as exhaustive or as any admission regarding the adequacy of disclosures made by us. We cannot always predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. All cautionary statements should be read as being applicable to all forward-looking statements wherever they appear. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

McDATA CORPORATION
CONDENSED REPORTED CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	April 30, 2003	April 30, 2004
Revenue	$103,179	$97,229
Cost of revenue	44,588	42,487

Gross profit	58,591	54,742
Operating expenses:
Research and development	18,819	25,097
Selling, general and administrative	30,911	35,903
Restructuring costs	—	1,345
Acquired in-process research and development	—	—
Amortization of deferred compensation	1,411	2,258

Operating expenses	51,141	64,603
Income (loss) from operations	7,450	(9,861)
Interest and other income, net	971	1,135

Income (loss) before income taxes	8,421	(8,726)
Income tax expense (benefit)	3,109	541

Income (loss) before equity in net loss of affiliated company	5,312	(9,267)
Equity in net loss of affiliated company	—	(577)

Net income (loss)	$5,312	$(9,844)

Basic net income (loss) per share	$0.05	$(0.09)

Shares used in computing basic net income (loss) per share	114,319	114,955

Diluted net income (loss) per share	$0.05	$(0.09)

Shares used in computing diluted net income (loss) per share	117,692	114,955

McDATA CORPORATION
CONDENSED NON-GAAP CONSOLIDATED INCOME STATEMENTS (Note 1)
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	April 30, 2003	April 30, 2004
Revenue	$103,179	$97,229
Cost of revenue (Note 1)	44,911	42,379

Gross profit	58,268	54,850
Operating expenses:
Research and development (Note 1)	18,819	24,402
Selling, general and administrative (Note 1)	30,386	29,846
Restructuring costs (Note1)	—	—
Amortization of deferred compensation (Note 1)	—	—

Operating expenses	49,205	54,248
Income (loss) from operations	9,063	602
Interest and other income, net	971	1,135

Income before income taxes	10,034	1,737
Income tax expense (Note 1)	3,311	590

Income before equity in net loss of affiliated company	6,723	1,147
Equity in net loss of affiliated company	—	—

Net income	$6,723	$1,147

Basic net income per share	$0.06	$0.01

Shares used in computing basic net income per share	114,319	114,955

Diluted net income per share	$0.06	$0.01

Shares used in computing diluted net income per share	117,692	117,520

Note (1)—The condensed non-GAAP consolidated income statements for all periods presented are for illustrative purposes only and are not prepared in accordance with generally accepted accounting principles. These non-GAAP statements show the operating results of the Company, excluding the following items:

	Three Months Ended
Non-GAAP Adjustments	April 30, 2003	April 30, 2004
Cost of revenue:
Inventory-related charges, net	$(460)	$—
Reconciliation of vendor invoices	—	—
Deferred compensation and acquisition-related compensation	137	108
Other	—	—

Cost of revenue subtotal	(323)	108
Operating expenses:
Research and Development:
Acquisition-related compensation	—	695
Selling, general and administrative:
Acquisition-related compensation	—	245
Amortization of intangible assets	525	5,812
Termination of synthetic lease	—	—
Other	—	—
Restructuring and asset impairment costs	—	1,345
Acquired in-process research & development	—	—
Deferred compensation	1,411	2,258

Operating expenses subtotal	1,936	10,355

Total Non-GAAP Adjustments	1,613	10,463
Income tax expense (benefit):	202	49
Equity in net loss of affiliated company	—	577

After-tax impact of non-GAAP adjustments	$1,411	$10,991

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	January 31, 2004	April 30, 2004
Assets
Cash and short term investments	$208,041	$211,184
Securities lending collateral	126,681	117,931
Accounts receivable, net	62,670	58,224
Inventories, net	11,364	14,085
Other current assets	6,055	6,272

Total current assets	414,811	407,696
Property and equipment, net	99,225	97,229
Long-term investments	103,483	101,872
Goodwill	78,787	78,693
Intangible assets, net	111,313	105,603
Other assets, net	23,349	23,689

Total assets	$830,968	$814,782

Liabilities and Stockholders' Equity
Current liabilities	219,103	207,823
Long-term liabilities	194,223	194,821
Stockholders' equity	417,642	412,138

Total liabilities and stockholders' equity	$830,968	$814,782

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended
	April 30, 2003	April 30, 2004
Net cash provided by operating activities	$25,968	$5,510

Cash flows from investing activities:
Purchases of property and equipment	$(2,935)	$(4,422)
Acquisitions and equity investment	—	—
Net sales (purchases) of investments	(128,930)	(2,472)

Net cash used by investing activities	$(131,865)	$(6,894)

Cash flows from financing activities:
Net proceeds for issuance of convertible subordinated debt	$166,967	$—
Net purchase of share option transactions	(20,510)	—
Payments on acquired notes payable	—	(598)
Payment of obligations under capital leases	(531)	(338)
Proceeds from the issuance of stock	1,826	2,623

Net cash provided (used) by financing activities	$147,752	$1,687

Net increase (decrease) in cash and cash equivalents	$41,855	$303

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McDATA Announces First-Quarter 2004 Results Company achieves EPS guidance and positive cash flow